Exhibit 99.1

                   [Willow Grove Bancorp, Inc. Letterhead]

Press Release                          FOR IMMEDIATE RELEASE
                                       Contact:  Frederick A. Marcell Jr., CEO
                                       Christopher E. Bell, CFO
                                       Telephone:  215-646-5405

                    WILLOW GROVE BANCORP, INC. ANNOUNCES
               SHARE REPURCHASE AND THE ADOPTION OF A DIVIDEND
                    REINVESTMENT AND STOCK PURCHASE PLAN

      Maple Glen, Pennsylvania - (March 25, 2003) Willow Grove Bancorp, Inc. (the "Company") (Nasdaq/NMS: WGBC), the holding company for Willow Grove Bank (the "Bank"), announced today that the Company will commence its first stock repurchase program of up to 10% of its outstanding shares, or 1,133,566 shares. The shares may be purchased in the open market, or in privately negotiated transactions, at prevailing market prices from time to time depending upon market conditions and other factors over a one-year period, as and when deemed appropriate by management, commencing after April 3, 2003, the one-year anniversary date of the Company's "second step" conversion.

       Frederick A. Marcell Jr., President and Chief Executive Officer, stated "We believe that the repurchase program will benefit our shareholders by improving the Company's return on equity, and at the same time, aid us in managing our strong capital position. The repurchase additionally provides an opportunity to take additional steps toward enhanced growth and added value for our shareholders."

      The Company also announced that the Board of Directors of the Company approved the adoption of a Dividend Reinvestment and Stock Purchase Plan for all shareholders of record of common stock of the Company ("Common Stock"). Dividend reinvestment will commence with the dividend to be declared during the quarter ending June 30, 2003. In addition, participating shareholders may make quarterly cash purchases of additional shares of Common Stock subject to a minimum amount of $250.00 up to a maximum of $5,000.00 per quarter. A copy of the plan and an enrollment form for the Dividend Reinvestment and Stock Purchase Plan will be mailed to stockholders of record on or about March 26, 2003.

     William W. Langan, Chairman of the Board of the Company stated: "We are pleased to be able to offer the Dividend Reinvestment and Stock Purchase Plan as a way for our shareholders to continue their active participation in the further growth of the Company."

     Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered, FDIC-insured savings bank. The Bank was founded in 1909 and conducts its business from its

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headquarters in Maple Glen, Pennsylvania.  Its banking office network now has
14 offices located throughout Montgomery, Bucks, and Philadelphia counties in Pennsylvania.

     This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

     Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time-to-time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended June 30, 2002, and its other periodic and current reports filed thereafter describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes.

     Forward-looking statements speak only as of the date they are made.
The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.


















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